UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2019

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts		02462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 29, 2019, the Board of Directors (the “Board”) of Allena Pharmaceuticals, Inc. (the “Company”) approved a reduction of its workforce that will lead to a reduction in its salary and related compensation expenses of approximately 30%.  This reduction was primarily in the area of research and development and was made as part of a strategic measure to reduce expenses and preserve capital for the Company’s reloxaliase programs.  This action is expected to be substantially complete by the end of 2019.

As a result of this reduction of force, the Company estimates that it will incur aggregate charges of approximately $0.5 million to $0.6 million for one-time severance and employee related costs in the fourth quarter of 2019, about half of which is expected to result in cash expenditures by the end of 2019, with the remainder resulting in cash expenditures during the first quarter of 2020.  The charges the Company expects to incur in connection with this reduction in force are subject to a number of assumptions, and actual results may materially differ.  The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, these actions.

Item 8.01.	Other Events

On December 4, 2019, the Company issued a press release in which the Company provided updates on its reloxaliase development programs and corporate activities.  A copy of the press release is filed herewith as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Allena Pharmaceuticals, Inc. dated December 4, 2019, furnished hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2019	Allena Pharmaceuticals, Inc.

	By:	/s/ Edward Wholihan
Edward Wholihan
Chief Financial Officer